THE KEITH COMPANIES/TKC
                                                        NEWS RELEASE
GRAPHIC OMITTED
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   STANTEC


                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

SPECIAL MEETING OF THE KEITH COMPANIES INC. REGARDING PROPOSED MERGER OF THE KEITH COMPANIES INC. WITH STANTEC INC. SCHEDULED FOR SEPTEMBER 15, 2005

EDMONTON AB, IRVINE CA (August 18, 2005)

STANTEC INC. (NYSE: SXC, TSX: STN) and THE KEITH COMPANIES INC. (NASDAQ: TKCI) today announced that the U.S. Securities and Exchange Commission has declared effective Stantec's registration statement on Form F-4 relating to the proposed merger of the two companies.

The Keith Companies Inc. will hold a special meeting of its shareholders on September 15, 2005 on the proposed merger. Keith shareholders of record as of close of business on August 11, 2005 will be entitled to vote on the proposed merger.

The special meeting of Keith shareholders will be held at Keith's Corporate offices at 19 Technology Drive, Irvine, California, 92618 at 9:00 a.m. Pacific time.

STANTEC, FOUNDED IN 1954, PROVIDES PROFESSIONAL DESIGN AND CONSULTING SERVICES IN PLANNING, ENGINEERING, ARCHITECTURE, SURVEYING, AND PROJECT MANAGEMENT. STANTEC SUPPORT'S PUBLIC AND PRIVATE SECTOR CLIENTS IN A DIVERSE RANGE OF MARKETS, AT EVERY STAGE, FROM INITIAL CONCEPT AND FINANCIAL FEASIBILITY TO PROJECT COMPLETION AND BEYOND. STANTEC'S SERVICES ARE OFFERED THROUGH MORE THAN 4,500 EMPLOYEES OPERATING OUT OF OVER 50 LOCATIONS IN NORTH AMERICA AND THE CARIBBEAN. STANTEC TRADES ON THE TORONTO STOCK EXCHANGE UNDER THE SYMBOL STN AND ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL SXC. FOR MORE INFORMATION VISIT THE COMPANY'S WEBSITE AT WWW.STANTEC.COM

THE KEITH COMPANIES, INC. IS A FULLY INTEGRATED, MULTI-DISCIPLINED ENGINEERING AND CONSULTING SERVICES COMPANY, WITH OFFICES LOCATED THROUGHOUT THE WESTERN AND MIDWESTERN UNITED STATES. THE KEITH COMPANIES' PROFESSIONALS PROVIDE A WIDE SPECTRUM OF SKILLED RESOURCES INCLUDING LAND PLANNING, ENGINEERING, SURVEYING, MAPPING, ENVIRONMENTAL STUDIES, AND WATER AND CULTURAL RESOURCES THAT ARE NEEDED TO EFFECTIVELY PLAN, ENGINEER, AND DESIGN STATE-OF-THE-ART PRIVATE AND PUBLIC FACILITIES. ADDITIONALLY, THE COMPANY PROVIDES MECHANICAL, ELECTRICAL, CHEMICAL, POWER/ENERGY ENGINEERING, AND OTHER INDUSTRIAL ENGINEERING SERVICES TO DESIGN AND IMPROVE THE EFFICIENCY AND RELIABILITY OF AUTOMATED AND MANUFACTURING PROCESSES, PRODUCTION LINES, AND FIRE PROTECTION SYSTEMS. THE KEITH COMPANIES BENEFITS FROM A DIVERSE PUBLIC AND PRIVATE CLIENT BASE VARYING FROM RESIDENTIAL AND COMMERCIAL REAL ESTATE PROJECTS TO INSTITUTIONAL, MANUFACTURING, AND PROCESSING FACILITIES. FOR MORE INFORMATION VISIT THE COMPANY'S WEBSITE AT WWW.KEITHCO.COM.

STANTEC CONTACTS:                       KEITH CONTACTS:
Media Contact                           Aram Keith
Jay Averill                             TKC Chairman & CEO
Tel: (780) 917-7441                     Tel: (949) 923-6001

Investor Contact                        Financial Relations Board
Simon Stelfox                           Tricia Ross
Tel: (780) 917-7288                     Tel: (617) 520-7064